Exhibit 10.6
R. G. BARRY CORPORATION
2005 LONG-TERM INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR EMPLOYEES
ISSUED TO ON SEPTEMBER 11, 2008
R. G. Barry Corporation (“Company”) believes that its business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, the Company and its shareholders adopted the R. G. Barry Corporation 2005 Long-Term Incentive Plan (“Plan”) as a means through which you may share in the Company’s success. Capitalized terms not otherwise defined in this Award Agreement will have the same meanings as in the Plan. You have been granted Restricted Stock Units (“RSUs”), which represent the right to receive common shares of the Company (“Stock”), subject to the terms and conditions described in this Award Agreement and the Plan.
Section 1. In General
To ensure you fully understand the terms and conditions of your RSUs, you should:
•	Read the Plan and this Award Agreement carefully; and

•	Contact Jose Ibarra at (614)729-7270 if you have any questions about your RSUs.
No later than October 24, 2008, you must return a signed copy of the Award Agreement to:
Jose Ibarra
R. G. Barry Corporation
13405 Yarmouth Road N.W.
Pickerington, Ohio 43147
Section 2. Nature of Your Award
(a) Grant Date: September 11, 2008.
(b) Number of RSUs: You have been granted                      RSUs, subject to the terms and conditions of this Award Agreement and the Plan.
Section 3. When Your RSUs Will Vest and Be Settled
(a) Restriction Period: Unless the Restriction Period is terminated earlier (see Section 4), each RSU will vest and be settled in a share of Stock as described below. However, if these conditions are not met, your RSUs will be forfeited.
•	20 percent of your RSUs will vest on the date that the Committee reviews and approves the financial performance of the Company for fiscal year 2009, but only if specific pre-established performance objectives and other terms of this Award Agreement are met during the 2009 fiscal year. Unless you have elected to defer your RSUs pursuant to the terms and conditions of the R. G. Barry Corporation Deferral Plan, such RSUs shall be settled within 70 days following the last day of the 2009 fiscal year.

•	20 percent of your RSUs will vest on the date that the Committee reviews and approves the financial performance of the Company for fiscal year 2010, but only if specific pre-established performance objectives and other terms of this Award Agreement are met during the 2010 fiscal year. Unless you have elected to defer your RSUs pursuant to the terms and conditions of the R. G. Barry Corporation Deferral Plan, such RSUs shall be settled within 70 days following the last day of the 2010 fiscal year.

•	20 percent of your RSUs will vest on the date that the Committee reviews and approves the financial performance of the Company for fiscal year 2011, but only if specific pre-established performance objectives and other terms of this Award Agreement are met during the 2011 fiscal year. Unless you have elected to defer your RSUs pursuant to the terms and conditions of the R. G. Barry Corporation Deferral Plan, such RSUs shall be settled within 70 days following the last day of the 2011 fiscal year.

•	20 percent of your RSUs will vest on the date that the Committee reviews and approves the financial performance of the Company for fiscal year 2012, but only if specific pre-established performance objectives and other terms of this Award Agreement are met during the 2012 fiscal year. Unless you have elected to defer your RSUs pursuant to the terms and conditions of the R. G. Barry Corporation Deferral Plan, such RSUs shall be settled within 70 days following the last day of the 2012 fiscal year.

•	Any RSUs granted under this Award Agreement that are unvested on the date that the Committee reviews and approves the financial performance of the Company for fiscal year 2013 will immediately vest on such date. Unless you have elected to defer your RSUs pursuant to the terms and conditions of the R. G. Barry Corporation Deferral Plan, such RSUs shall be settled within 70 days following the last day of the 2013 fiscal year.
For purposes of this Section 3, the Committee will establish performance objectives and give these to you in writing before the beginning of each fiscal year.
(b) Effect of a Business Combination: If there is a Business Combination, your RSUs will be subject to the terms and conditions of Section 13.00 of the Plan which, at any time prior to a Business Combination and notwithstanding Section 14.00[6] of the Plan, may be amended from time to time without your consent.
Section 4. Effect of Termination of Service
(a) Termination Because of Death, Disability or Retirement: If your Service Terminates (as defined below) because of death or Disability, all of your RSUs will vest. If your Service Terminates because of Retirement, you will receive a prorated portion of any RSUs that are not vested when your Service Terminates equal to the product of (i) the number of RSUs that are scheduled to vest during the year your Service Terminates if any specified performance objectives are met during that year, multiplied by (ii) the quotient of the number of full months you actually work during that period, divided by 12. Any RSUs that vest pursuant to this Section 4(a) shall be settled within 70 days following the date your Service Terminates. The balance of any unvested RSUs will be forfeited.
(b) Termination for Any Reason Other than Death, Disability or Retirement: If your Service Terminates for any reason other than death, Disability or Retirement, all unvested RSUs will be forfeited.
(c) Definition of Termination of Service: Notwithstanding anything in the Plan to the contrary, if your RSUs are subject to Section 409A of the Code, then references to a “Termination of Service” or any form thereof in this Award Agreement shall mean, with respect to the settlement of any RSU, a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) with the Company and all persons with whom the Company would be considered a single employer under Sections 414(b) and (c) of the Code.
(d) Six-Month Distribution Delay: Notwithstanding anything in this Award Agreement to the contrary, if your RSUs are subject to Section 409A of the Code and you are a “specified employee,” within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees, on the date of your Termination of Service, you will not be entitled to settlement of your RSUs on account of such Termination of Service until the first business day of the seventh month following the date of Termination of Service (or, if earlier, your death).
Section 5.
     Other Rules Affecting Your RSUs(a) Rights During the Restriction Period: Your RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. During the Restriction Period, you may not exercise any voting rights associated with the shares of Stock underlying your RSUs. You also will not be entitled to any dividends or other distributions otherwise payable with respect to the shares of Stock underlying your RSUs.

(b) Beneficiary Designation: You may name a Beneficiary or Beneficiaries to receive any vested RSUs that are settled after you die by completing the attached Beneficiary Designation Form and by following the rules described in the form. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your RSUs. If you die without completing a Beneficiary Designation Form or if you do not complete the form correctly, your Beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
(c) Tax Withholding: The Company is required to withhold applicable income, wage and employment taxes when your RSUs vest and are settled. These taxes may be paid in one of the following ways:
•	You may pay the applicable amount by giving the Company cash or a check (payable to “R. G. Barry Corporation”) in an amount equal to the amount that must be withheld.

•	By having the Company withhold a portion of the shares of Stock that otherwise would be distributed to you. The number of shares of Stock withheld will have an aggregate Fair Market Value equal to the amount that must be withheld.
You may choose the method of payment, although the Company may reject your preferred method for any reason (or for no reason). If the Company rejects the method of payment that you choose, the Company will specify (from among the alternatives just listed) how these amounts are to be paid.
If you have not remitted the required amount within 10 days of the applicable vesting or settlement date, the Company will withhold a portion of the shares of Stock that otherwise would be distributed to you and distribute the balance of the shares of Stock to you. The number of shares of Stock withheld will have an aggregate Fair Market Value equal to the amount that must be withheld.
(d) Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.
(e) Other Agreements: Your RSUs will be subject to the terms of any other written agreements between you and the Company to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
(f) Adjustments to Your RSUs: Subject to the terms of the Plan, your RSUs will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of RSUs will be adjusted to reflect a stock split).
(g) Other Rules: Your RSUs are subject to additional terms and conditions described in the Plan. You should read both the Plan and this Award Agreement carefully to ensure you fully understand all the terms and conditions of this Award. In the event of a conflict between any term or condition in this Award Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
Section 6. Your Acknowledgment of Award Conditions
By signing below, you acknowledge and agree that:
•	A copy of the Plan has been made available to you;

•	You have received a copy of the Plan’s Prospectus;

•	You understand and accept the terms and conditions of your RSUs; and

•	You will consent (in your own behalf and in behalf of your Beneficiaries and without any further consideration) to any change to your Award or this Award Agreement to avoid penalties under Section 409A of the Code, even if those changes affect the terms and conditions of your Award and reduce its value or potential value.

(signature)	Date signed:

R.G. BARRY CORPORATION
2005 LONG-TERM INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM

RELATING TO RESTRICTED STOCK UNITS ISSUED TO
                     ON                     , 20__

Instructions for Completing This Form
You may use this form to (1) name the person you want to receive any amount, if any, due under the R. G. Barry Corporation 2005 Long-Term Incentive Plan after your death or (2) change the person who will receive those amounts.
There are several things you should know before you complete this form.
First, if you do not elect a Beneficiary, any amount due to you under the Plan when you die will be paid to your surviving spouse or, if you have no surviving spouse, to your estate.
Second, your election will not be effective (and will not be implemented) unless you complete all applicable portions of this form and return it to the address given below.
Third, all elections will remain in effect until they are changed (or until all death benefits are paid).
Fourth, if you have any questions about this form or if you need additional copies of this form, please contact                      at or at the address or number given below.
Designation of Beneficiary
Section 1. Primary Beneficiary:
I designate the following person(s) as my Primary Beneficiary or Beneficiaries to receive any amount due after my death under the terms of the Award Agreement described at the top of this form. This benefit will be paid, in the proportion specified, to:

% to	(Name) (Relationship)

Address:

% to
(Name) (Relationship)

Address:

% to
(Name) (Relationship)

Address:

% to
(Name) (Relationship)

Address:

Section 2. Contingent Beneficiary:
If one or more of my Primary Beneficiaries die before I die, I direct that any amount due after my death under the terms of the Award Agreement described at the top of this form:
                          Be paid to my other named Primary Beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased Primary Beneficiary); or                      Be distributed among the following Contingent Beneficiaries:

% to	(Name) (Relationship)

Address:

% to
(Name) (Relationship)

Address:

% to
(Name) (Relationship)

Address:

% to
(Name) (Relationship)

Address:
*****

Name:

Social Security Number:

Date of Birth:

Address:

Date	Signature
Return this signed form to                                          at the following address:
R. G. Barry Corporation
13405 Yarmouth Road N.W.
Pickerington, Ohio 43147

Received on:

By: